Exhibit 3.3

CERTIFICATE OF INCORPORATION
OF
ENER-CORE, INC.

The undersigned, a natural person (the “Incorporator”) for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I

The name of this corporation is Ener-Core, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1679 S. Dupont Hwy., Suite 100, in the City of Dover, Delaware 19901, County of Kent. The name of the registered agent of the Corporation at such address is Registered Agent Solutions, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock, par value $0.0001 per share (the “Common Stock”), and Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The total number of shares of stock which the Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of Preferred Stock.

The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and, by resolution or resolutions adopted by the Board, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote. All Common Stock of the Corporation shall have the same rights and preferences. All Common Stock shall carry full voting power and shall be issued fully paid at such time as the Board may designate, in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board as to the value thereof shall be conclusive.

ARTICLE V

The stockholders of the Corporation shall not be personally liable for the payment of the Corporation’s debts except as they may be liable by reason of their own conduct or acts.

ARTICLE VI

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Corporation shall, to the fullest extent permitted by law, indemnify and upon request advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director or officer of the Corporation (or any predecessor thereof), or serves or served at any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, as a director, officer, employee or agent at the request of the Corporation (or any predecessor), against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise.

Neither any amendment, modification nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate, reduce or adversely affect, any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.

ARTICLE VII

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE VIII

The Corporation is to have perpetual existence.

ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which title Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery.

ARTICLE X

The business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall consist of one or more members. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time only by resolution of the Board. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

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ARTICLE XI

Advance notice of new business at stockholders’ meetings and stockholder proposals and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE XII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Any actin required to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE XIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

ARTICLE XIV

The power of the stockholders to act by written consent pursuant to Section 228 of the DGCL is specifically denied.

ARTICLE XV

The name and mailing address of the Incorporator is as follows:

Lynn A. Bisnar

1 Park Plaza, Twelfth Floor

Irvine, California 92614

This Certificate of Incorporation shall become effective on September 3, 2015 at 12:01 a.m. Eastern Daylight Time.

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IN WITNESS WHEREOF, this Certificate of Incorporation has been subscribed this 2nd day of September, 2015 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Lynn A. Bisnar
Lynn A. Bisnar
Incorporator

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